        EXHIBIT 77(O) MORGAN STANLEY DEAN WITTER HIGH INCOME ADVANTAGE TRUST II
        10f-3 transactions for the period September 30, 1999 - December 31, 1999

S
                                                           TOTAL
                                                           ISSUED/
                     DATE       PRICE   SHARES     % of    PRINCIPAL       PURCHASED
SECURITY             PURCHASED  SHARE   PURCHASED  Assets  AMOUNT          BY FUND   BROKER(S)
Cybernet Internet Services International 14.0% Senior Notes
                     07/01/99   $100.00  300,000   0.192% $150,000,000.00   1.500%   Lehman Brothers

Worldwide Fiber Inc. 12% Senior  Notes
                     07/23/99   $100.00  800,000   0.519% $500,000,000.00   0.160%   Lehman Brothers
























